EXHIBIT 11



                        Computation of Earnings per Share
                                   (unaudited)

                                                      Fiscal Quarters Ended                      Nine Months Ended
                                                  --------------------------------       --------------------------------
                                                  December 26,        December 27,       December 26,        December 27,
                                                      1997                1996               1997                1996
                                                      ----                ----               ----                ----

Weighted average common shares outstanding          4,392,800           4,308,900          4,371,100           4,268,200

Dilutive effect of common equivalent shares (a)       252,300             419,300            264,100             441,200
                                                    ---------          ----------         ----------          ----------

Primary average shares outstanding                  4,645,100           4,728,200          4,635,200           4,709,400

Effect of change in share price (b)                         0                   0             11,400              20,500
                                                    ---------          ----------         ----------          ----------
Fully diluted weighted average shares outstanding   4,645,100           4,728,200          4,646,600           4,729,900
                                                    =========          ==========         ==========          ==========

Net income                                          $ 906,000          $1,181,300         $2,489,400          $3,871,100
                                                    =========          ==========         ==========          ==========
Primary earnings per share                          $    0.20          $     0.25         $     0.54                0.82
                                                    =========          ==========         ==========          ==========
Fully diluted earnings per share                    $    0.20                0.25               0.54                0.82
                                                    =========          ==========         ==========          ==========


(a) Calculates the dilutive effect of outstanding stock options based upon the "Treasury Stock Method".

(b) Represents the impact on the treasury stock method of the difference between the average share price during the period and the ending share price for the period.